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                                                                  EXHIBIT 10.20


                      [LOGO OF TELEBERMUDA APPEARS HERE]


                       TELEBERMUDA INTERNATIONAL LIMITED
                                 (TELEBERMUDA)

            DIRECTORS, EXECUTIVES, SENIOR MANAGEMENT & SENIOR STAFF
                               STOCK OPTION PLAN
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           DIRECTORS, EXECUTIVES, SENIOR MANAGEMENT AND SENIOR STAFF
                                  OPTION PLAN


1.   PURPOSE OF THE PLAN

     The purpose of this stock option plan is:

     a) to promote a proprietary interest in the Company among its Directors, Executives, Senior Management and Senior Staff.

     b) to encourage the Directors, Executives, Senior Management and Senior Staff to further the development of the Company; and

     c) to attract and retain the key employees and Directors necessary for the Company's long-term success.



2.   ELIGIBILITY AND PARTICIPATION

     Generally, participation to the Plan will be limited to those positions that can have a significant impact on the Company's long-term results including:

                    Directors
                    Executive Management
                    Senior Management
                    Senior Staff



3.   DESCRIPTION OF SECURITIES OFFERED

     The Shares offered shall be "Common Shares" of the Company.
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4.   GRANTS

     a) The Compensation Committee of the Board of Directors ("Committee") shall determine, at is discretion, the size of such grant and the date it becomes effective. The number of shares to which such option grant relates shall be determined in relation to the market value of the shares and the participant's base salary. (In the case of Directors, their level of contribution.)

     b) Grants may be made annually at the time of the executive compensation review, unless otherwise determined by the Committee.

     c) Participants will be notified of the grant applicable to them by a notice of grant (see sample in Appendix A), outlining the terms and conditions of the grant.

     d) No grant will be made to a participant who has decided to leave the Company.



5.   OPTION PRICE

     The price of the shares to be purchased through the exercise of an option shall be determined by the Committee but shall not be less than the fair market value of the shares at time of grant. For purposes of the Plan, fair market value shall mean the average of the closing price of the shares on a recognized North American Stock Exchange, including the Bermuda Stock Exchange for the five trading days immediately preceding the day of grant, subject to the rules and policies of that stock exchange, or as otherwise determined by the Committee, acting reasonably.
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6.   OPTION PERIOD

     A participant may exercise an option granted under the Plan as follows:

     i) up to 33% of the optioned shares can be purchased one year following date of grant;

     ii) up to 66% of the optioned shares, less any shares previously acquired under that option, can be purchased two years following the date of grant;

     iii) up to 100% of the optioned shares, less any shares previously acquired under that option, can be purchased three years following the date of the grant; and

     iv) all the optioned shares not already acquired can be purchased three years following the date of grant.

     All options must be exercised no later than ten years from the date of grant unless other option periods were established by the Committee following the date of grant. Any such options not exercised within that period will be cancelled and any rights attached to such options will be forfeited.


7.   OPTION EXERCISE

     To exercise an option, a participant should contact the Secretary of the Company to obtain an Option Exercise Form.


8.   PAYMENT OF THE SHARES

     Each participant must pay in full for the shares purchased by way of exercising an option under the Plan.
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9.   ISSUE OF SHARES

     A participant will be entitled to receive the certificate representing the shares purchased through the exercise of any option as soon as practical after the exercise of the option.


10.  TERMINATION OF EMPLOYMENT AND DISABILITY

     a) In the case of termination of employment for any reason other than retirement or death, a participant may, within thirty (30) days following the termination of employment, exercise any option for which rights to exercise have accrued to the participant at the time of termination. Any option not exercised at the end of the thirty day period becomes void unless the Committee decides otherwise.

     b) If the participant's employment terminates because of retirement as approved by the Committee, the participant may exercise the options granted before retirement as the rights to exercise accrue, but not later than five (5) years from the date of retirement. Following the expiry of said five (5) years, all unexercised options will be forfeited.

     c) In the case of a participant's death and unless decided otherwise by the Committee, the estate of the participant is entitled to exercise within twelve (12) months following the death of the participant, any option for which rights to exercise have accrued to the participant at the time of death. Following the expiry of said twelve (12) months, all unexercised options will be forfeited.

     d) If a participant becomes disabled and unless decided otherwise by the Committee, the participant may exercise the options granted before the commencement of the disability as the rights to exercise accrue, but not later than five (5) years from the commencement of the disability. Following the expiry of said five (5) years, all unexercised options will be forfeited.

     e) No option will be granted after retirement or disability of a participant.
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11.  DURATION, AMENDMENT OR TERMINATION OF PLAN

     The Board of Directors of the Company may amend or terminate the Plan at any time but in such event, the rights of participants related to any options granted under the Plan shall be preserved and maintained and no amendment can confer additional benefits to the eligible participants without prior approval by the shareholders.


12.  OFFER FOR SHARES OF THE CORPORATION

     In the event that, at any time, an offer to purchase is made to all holders of shares, notice of such offer shall be given by the Company to each participant and all unexercised options will become exercisable immediately, but only to the extent necessary to enable a participant to tender his shares should the participant so desire.


13.  SUBDIVISION, CONSOLIDATION, CONVERSION OR RECLASSIFICATION

     In the event that the shares of the Company are subdivided, consolidated, converted or reclassified by the Company, or that any other action of a similar nature affecting such shares is taken by the Company, any unexercised option shall be appropriately adjusted, and the number of shares reserved for issuance under the Plan shall be adjusted in the same manner.


14.  NECESSARY APPROVALS

     The Company's obligation to issue and deliver shares in accordance with the Plan, as well as any amendment thereto, is subject to the approval of regulatory authorities having jurisdiction over the Company's shares.
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15.  RIGHTS NON-ASSIGNABLE

     The rights of a participant pursuant to the provisions of this Plan are non-assignable.


16.  GOVERNING LAW

     The provisions of the Plan shall be interpreted in accordance with the laws of Bermuda.


17.  PARTICIPATION VOLUNTARY

     a) The participation of an employee in the Plan is entirely voluntary and non obligatory and shall not be interpreted as conferring upon any such employee any rights or privileges other than those rights and privileges expressly provided in the Plan.

     b) The Plan does not provide any guarantee against any loss or profit which may result from fluctuations in the market value of the shares.


18.  ADMINISTRATION

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. The Committee shall have full and complete authority to interpret the Plan and to prescribe such rules and regulations and make such other determinations as it deems necessary or desirable for the administration of the Plan.
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Appendix A-1

                           [Standard TBI Letterhead]


                       Notice of Grant for Non-Directors
                                   (Sample)

September __, 1997


Dear __________:

From time to time the Compensation Committee of the Board of Directors, upon the recommendation of management, grants stock options to certain TBI employees whose contributions have played a key part in our Company's success in the past year.

I am pleased to notify you that you have been granted an option to purchase _______ shares at a price of $______ per share under the TeleBermuda Directors, Executives, Senior Management & Senior Staff Stock Option Plan by the Committee in recognition of your contribution. Within the next few weeks, you will receive additional information concerning your stock option grant and a copy of the Company's Summary Plan Description.

Subject to certain conditions set forth in the Stock Option Plan, your stock option will vest over a three year period: 33% of the shares covered by the grant after the first anniversary of the grant date; 66% of the shares covered by the grant after the second anniversary of the grant date (less any shares you have already exercised); and the entire unexercised portion of the grant after the third anniversary of the grant date. You must exercise your stock option within 10 years of the grant date or within 30 days of your termination of employment with the Company, whichever occurs first. The value of the stock option will, of course, depend on how we all perform in the future.

Sincerely,

Michael Kedar
Chief Executive Officer
Appendix A-2
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                           [Standard TBI Letterhead]


                         Notice of Grant for Directors
                                   (Sample)

September __, 1997


Dear __________:

From time to time the Compensation Committee of the Board of Directors grants stock options to members of the Board of Directors of TBI whose contributions have played a key part in our Company's success in the past year.

I am pleased to notify you that you have been granted an option to purchase _______ shares at a price of $______ per share under the TeleBermuda Directors, Executives, Senior Management & Senior Staff Stock Option Plan by the Committee in recognition of your contribution. Within the next few weeks, you will receive additional information concerning your stock option grant and a copy of the Company's Summary Plan Description.

Subject to certain conditions set forth in the Stock Option Plan, your stock option will vest over a three year period: 33% of the shares covered by the grant after the first anniversary of the grant date; 66% of the shares covered by the grant after the second anniversary of the grant date (less any shares you have already exercised); and the entire unexercised portion of the grant after the third anniversary of the grant date. You must exercise your stock option within 10 years of the grant date, subject to certain conditions set forth in the Stock Option Plan. The value of the stock option will, of course, depend on how we all perform in the future.

Sincerely,

Michael Kedar
Chief Executive Officer